UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

Orange REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-131677	20-3749435
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Okner Parkway, Livingston, New Jersey	07039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 597-6433

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 29, 2008, Orange REIT, Inc. (“the Company”) and J.P. Turner & Company, LLC (“J.P. Turner”) mutually terminated the Agency Agreement, dated February 14, 2007, which appointed J.P. Turner as the managing dealer of the Company’s “best efforts” public offering of its common stock (the “Offering”). J.P. Turner has agreed to withdraw as the managing dealer of the Offering and return the unearned portion of all fees received from the Company or its affiliates, less all amounts paid or reimbursed to J.P. Turner for actual out-of-pocket expenses incurred.

The Company’s President, Robbin E. Cooper, served from 2000 to 2006 as the Director of Structured Finance for J.P. Turner. Mr. Cooper resigned as a full-time employee of J.P. Turner effective December 15, 2006, but continued as a part-time employee. Mr. Cooper’s part-time employment with J.P. Turner terminates in connection with the termination of the Agency Agreement between the J.P. Turner and the Company and the filing of the next post-effective amendment to the registration statement on Form S-11. J.P. Turner had agreed to pay Mr. Cooper a percentage of the compensation that it would have received from the Company and its affiliates.

The Company did not incur any material early termination penalties in connection with the termination of the Agency Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2008	ORANGE REIT, INC.
	By:	/s/ Robbin Cooper
		Name:	Robbin Cooper
		Title:	President